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                                        [LOGO]

                                  AVANT! CORPORATION

                               1208 EAST ARQUES AVENUE
                             SUNNYVALE, CALIFORNIA 94086


                                    April 29, 1996



TO THE STOCKHOLDERS OF AVANT! CORPORATION

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Avant! Corporation (the "Company"), which will be held at the Company's principal executive offices at 1208 East Arques Avenue, Sunnyvale, California 94086, on Thursday, May 30, 1996, at 4:00 p.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                  Sincerely,


                                  /s/ Gerald C. Hsu

                                  Gerald C. Hsu
                                  PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                  CHAIRMAN OF THE BOARD OF DIRECTORS

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                                        [LOGO]

                                  AVANT! CORPORATION

                               1208 EAST ARQUES AVENUE
                             SUNNYVALE, CALIFORNIA 94086


                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 30, 1996

     The Annual Meeting of Stockholders ("Annual Meeting") of Avant! Corporation (the "Company") will be held at the Company's principal executive offices at 1208 East Arques Avenue, Sunnyvale, California 94086, on Thursday, May 30, 1996, at 4:00 p.m. for the following purposes:

    1. To elect five directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

    2. To approve an amendment to the Company's 1995 Stock Option/Stock Issuance Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 750,000 shares;

    3. To approve an amendment to the Company's Certificate of Incorporation increasing the number of shares of the Company's Common Stock reserved for issuance thereunder by 25,000,000 shares;

    4. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996; and

    5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the attached Proxy Statement.

     Only stockholders of record at the close of business on April 16, 1996 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 1208 East Arques Avenue, Sunnyvale, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS,


                                  /s/ Y. Eric Cho

                                  Y. Eric Cho
                                  SECRETARY

Sunnyvale, California
April 29, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

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                                  AVANT! CORPORATION
                               1208 EAST ARQUES AVENUE
                             SUNNYVALE, CALIFORNIA 94086



                                   PROXY STATEMENT

                          FOR ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 30, 1996

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Avant! Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's principal executive offices at 1208 East Arques Avenue, Sunnyvale, California 94086, on Thursday, May 30, 1996, at 4:00 p.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 29, 1996.

                                  PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                      VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 16, 1996, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 16,030,590 shares of Common Stock outstanding. Each stockholder of record on April 16, 1996 is entitled to one vote for each share of Common Stock held by such stockholder on April 16, 1996. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

QUORUM REQUIRED

     The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     PROPOSAL 1.   Directors are elected by a plurality of the affirmative
votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes are not counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

     PROPOSAL 2.   Approval of the adoption of the amendment to the Company's
1995 Stock Option/Stock Issuance Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against the proposal. Broker non-votes will be treated as not entitled to vote on this matter and thus will have no effect on the outcome of the vote.


                                          1.

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     PROPOSAL 3.   Approval of the adoption of the amendment to the Company's
Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock. Abstentions and broker non-votes will be treated as votes against the proposal.

     PROPOSAL 4.   Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the year ending December 31, 1996 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposals No. 2, No. 3 and No. 4 and, in the discretion of the proxy holders, as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company also has retained Corporate Investor Communications ("CIC") to assist in the solicitation of proxies. CIC will receive a fee for such services of approximately $4,000 plus out-of-pocket expenses, which will be paid by the Company. Except as described above, the Company does not presently intend to solicit proxies other than by mail.


                                    PROPOSAL NO. 1

                                ELECTION OF DIRECTORS

     The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of February 29, 1996, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The five Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.


                                          2.

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NOMINEES                AGE  POSITIONS AND OFFICES HELD WITH THE COMPANY
--------                ---  -------------------------------------------

Gerald C. Hsu           49   President, Chief Executive Officer and Chairman of
                             the Board of Directors
Y. Eric Cho             48   Senior Vice President of Corporate Operations,
                             Secretary and Director
Tench Coxe (1)          37   Director
Robert C. Kagle (1)     40   Director
Tatsuya Enomoto         55   None
---------------
(1)   Member of Audit and Compensation Committees

    MR. HSU joined the Company in March 1994 as President, Chief Executive Officer and a director, and has been Chairman of the Board of Directors since November 1995. From July 1991 to March 1994, Mr. Hsu was employed by Cadence Design Systems, Inc. ("Cadence"), an electronic design automation ("EDA") company, where his last position was President and General Manager of the IC Design Group. From June 1988 to July 1991, Mr. Hsu was employed by Sun Microsystems, Inc., an engineering workstation company, where his last position was Director of Strategic Business Development. Mr. Hsu holds an S.M. in Ocean Engineering from the Massachusetts Institute of Technology, an M.S. in Mechanics and Hydraulics from the University of Iowa and a B.S. in Applied Mathematics from the National Chung-Hsing University.

    DR. CHO co-founded the Company in February 1991 and has been a director of the Company since such date. From January 1996 to the present, Dr. Cho has served as the Senior Vice President of Corporate Operations. From October 1993 until January 1996, he served as the Vice President of Asian Operations. From the inception of the Company until October 1993, Dr. Cho served as Vice President of Sales and Marketing. From September 1986 to February 1991, Dr. Cho was employed by Cadence where his last position was a Marketing Director of the IC Division. Dr. Cho holds an M.B.A. from New York University, an M.S. and a Ph.D. in Electrical Engineering and Computer Science from the University of California, Berkeley and a B.S. in Electrical Engineering from the National Chiao-Tung University, Taiwan.

    MR. COXE has been a director of the Company since February 1992. Mr. Coxe is a general partner of the general partner of Sutter Hill Ventures, a venture capital investment firm, and has been associated with Sutter Hill Ventures since 1987. Mr. Coxe holds a B.A. in Economics from Dartmouth College and an M.B.A. from the Harvard Business School.

    MR. KAGLE has been a director of the Company since February 1992. Mr. Kagle has been a general partner of Benchmark Capital, a venture capital investment firm, since 1995, and has been a general partner of TVI Management, the general partner of Technology Venture Investors ("TVI"), a venture capital investment firm, since 1986. Mr. Kagle also is a director of Viasoft, Inc., a software company. Mr. Kagle holds a B.S. in Electrical Engineering from the General Motors Institute and an M.B.A. from the Stanford Graduate School of Business.

    DR. ENOMOTO has been the President of Mitsubishi Electric Semiconductor Software Corporation, a semiconductor engineering company and a subsidiary of Mitsubishi Electric Corporation ("MELCO"), since June 1993. From 1962 to June 1993, Dr. Enomoto was employed by MELCO where his last position was General Manager of the ASIC Design Engineering Center. Dr. Enomoto holds a Ph.D. in Engineering from the University of Tokyo.


BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the year ended December 31, 1995, the Board of Directors held seven meetings and acted by written consent on three occasions. For the year, each of the current directors during the term of their tenure


                                          3.

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attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and
(ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     During the year ended December 31, 1995, the Audit Committee of the Board of Directors met two times. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the Company's auditors, the performance of the Company's auditors and the accounting practices of the Company. The members of the Audit Committee are Messrs. Coxe and Kagle.

     During the year ended December 31, 1995, the Compensation Committee of the Board of Directors met four times. The Compensation Committee reviews the performance and sets the compensation of the Chief Executive Officer of the Company, and approves the compensation of the executive officers of the Company and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1995 Stock Option/Stock Issuance Plan, as set by the Chief Executive Officer. The members of the Compensation Committee are Messrs. Coxe and Kagle.

     On November 27, 1995, David C. Arnold was elected to the Board of Directors of the Company in connection with the merger of ArcSys, Inc. and Integrated Silicon Systems, Inc. ("ISS") (the "Merger"). Mr. Arnold resigned from the Board of Directors in February 1996, due to personal reasons unrelated to the Company.

DIRECTOR COMPENSATION

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

     Non-employee Board members are eligible for option grants pursuant to the provisions of the Automatic Option Grant Program under the Company's 1995 Stock Option/Stock Issuance Plan. On June 6, 1995, Messrs. Coxe and Kagle were each granted an option to purchase 20,000 shares of Common Stock at an exercise price of $13.00 per share under the Automatic Option Grant Program. Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member after the date of the Company's initial public offering will be granted an option to purchase 20,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Stockholders Meeting, beginning with the 1996 Annual Meeting, each individual who continues to serve and has served as a non-employee Board member for at least six months prior to such Annual Meeting will receive an additional option grant to purchase 5,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company. For further information concerning the terms of these automatic grants, please see the summary of the Automatic Option Grant Program below under the heading, "Proposal No. 2: Amendment of the 1995 Stock Option/Stock Issuance Plan."

     Non-employee Board members not serving on the Compensation Committee and directors who are also employees of the Company are eligible to receive options and be issued shares of Common Stock directly under the 1995 Stock Option/Stock Issuance Plan and such employee-directors are also eligible to participate in the Company's Employee Stock Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.


                                          4.

                                  PROPOSAL NO.   2


                AMENDMENT OF THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN

    The Company's 1995 Stock Option/Stock Issuance Plan (the "Option Plan") was adopted by the Board of Directors (the "Board") in April 1995 and approved by the stockholders in May 1995. The stockholders are being asked to vote on a proposal to approve an amendment to the Option Plan to increase the number of shares of Common Stock available for issuance under the Option Plan by 750,000 shares to a total of 3,065,575 shares of Common Stock. The Board adopted the amendment on April 15, 1996 subject to stockholder approval at the Annual Meeting. The Company established the Option Plan as a successor to the 1993 Stock Option/Stock Issuance Plan ("Predecessor Plan") to provide a means whereby employees, officers, directors, consultants, and independent advisers of the Company or parent or subsidiary corporations may be given an opportunity to purchase shares of Common Stock. The Board believes the amendment is necessary in order to provide the Company with a sufficient reserve of Common Stock for future option grants needed to attract, employ, and retain employees, directors, and consultants of outstanding ability. This description is also being given to satisfy the requirements of Rule 16b-3(b)(2) which provides an exception from the short-swing profit liability rules of the federal securities laws for the officers participating in the Option Plan.

     The principal terms and provisions of the Option Plan as modified by the recent amendment are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary at the executive offices in Sunnyvale, California.

                            DESCRIPTION OF THE OPTION PLAN

        STRUCTURE.  The Option Plan is divided into three separate components:
(i) the Discretionary Option Grant Program under which employees, non-employee directors and consultants may, at the discretion of the Committee, be granted options to purchase shares of Common Stock at an exercise price not less than eighty-five percent (85%) of their fair market value on the grant date, (ii) the Stock Issuance Program under which such persons may, in the Committee's discretion, be issued shares of Common Stock directly through the purchase of such shares at a price not less than eighty-five percent (85%) of their fair market value at the time of their issuance or as a bonus tied to the performance of services, and (iii) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to their fair market value on the grant date.

     ADMINISTRATION. The Compensation Committee of the Board, which is comprised of two (2) or more Board members ("Committee"), administers the Option Plan. Committee members serve for such period of time as the Board may determine. No Board member may serve on the Committee if he or she has received an option grant or stock award under the Option Plan or under any other stock plan of the Company or its parent or subsidiary corporations within the twelve
(12) month period preceding his or her appointment to the Committee (or, if shorter, the period commencing on the date of effectiveness of the Company's initial public offering and ending with the date of appointment to the Committee), other than grants under the Automatic Option Grant Program. The Option Plan may also be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of federal securities laws by the Board or a secondary committee comprised of one or more Board members.

     The Committee (or Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Option Plan) to determine the eligible individuals who are to receive grants under the Option Plan, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, the maximum term for which the option is to remain outstanding, whether the granted option will be an incentive stock option ("Incentive Option") which satisfies the requirements of section 422 of the Internal Revenue Code (the "Code") or a non-statutory option not intended to meet such requirements and the remaining provisions of the option grant.


                                          5.

     ELIGIBILITY. Employees (including officers), consultants and independent contractors who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) are eligible to receive option grants under the Discretionary Option Grant Program. A non-employee member of the Board of Directors of the Company or any parent or subsidiary corporation is also eligible for option grants under the Discretionary Option Grant Program, providing he or she is not a member of the Committee.

     As of February 29, 1996, approximately 205 persons (including 10 officers and two non-employee directors) were eligible to participate in the Option Plan.

     SECURITIES SUBJECT TO OPTION PLAN. The maximum number of shares of Common Stock which may be issued over the term of the Option Plan shall not exceed 3,065,575 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan effective date, under the Predecessor Plan as last approved by the Company's stockholders prior to such date, including the shares subject to the outstanding options incorporated into the Option Plan and any other shares which would have been available for future option grants under the Predecessor Plan, plus an additional increase of 1,000,000 shares plus (ii) an additional increase of 750,000 shares, which is the subject of this Proposal No. 2. The number of shares of Common Stock available for issuance under the Option Plan shall automatically increase on the first trading day of each calendar year during the term of the Option Plan, beginning with the 1997 calendar year, by an amount equal to one percent (1%) of the shares of Common Stock outstanding on December 31 of the immediately preceding calendar year. No Incentive Options may be granted under the Option Plan on the basis of such annual increases.

     No one person participating in the Option Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 1,000,000 shares of Common Stock in the aggregate over the term of the Option Plan.

     Should an option expire or terminate for any reason prior to exercise in full, including options incorporated from the Predecessor Plan, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan.

DISCRETIONARY OPTION GRANT PROGRAM

     PRICE AND EXERCISABILITY. The option exercise price per share in the case of an Incentive Option may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date and, in the case of a non-statutory option, eighty-five percent (85%) of the fair market value of the Common Stock on the grant date. Options granted under the Discretionary Option Grant Program become exercisable at such time or times and during such period as the Committee may determine and set forth in the instrument evidencing the option grant.

     The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee, or
(b) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion.

     No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

     TERMINATION OF SERVICE. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances, however, may any


                                          6.

option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

     INCENTIVE OPTIONS. Incentive Options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the Option Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under section 422 of the Code shall not exceed one hundred thousand dollars ($100,000).

     LIMITED STOCK APPRECIATION RIGHTS. One or more officers of the Company subject to the short-swing profit restrictions of the federal securities laws may, at the discretion of the Committee, be granted limited stock appreciation rights in connection with their option grants under the Option Plan. Any option with such a limited stock appreciation right in effect for at least six (6) months will automatically be canceled, to the extent exercisable for one or more vested option shares, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return, the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in the tender offer over (ii) the option exercise price.

     TANDEM STOCK APPRECIATION RIGHTS. The Committee is authorized to issue tandem stock appreciation rights in connection with option grants under the Discretionary Option Grant Program. Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option on the option surrender date over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Committee, be made in cash or in shares of Common Stock.

AUTOMATIC OPTION GRANT PROGRAM

    Under the Automatic Option Grant Program, non-employee Board members will receive option grants at specified intervals over their period of Board service. These special grants may be summarized as follows:

    - Each individual who was a non-employee Board member on the date of the initial public offering and each individual who becomes a non-employee Board member after such date, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of the offering or if later at the time of such initial election or appointment, a non-statutory stock option to purchase 20,000 shares of Common Stock.

    - On the date of each Annual Stockholders Meeting beginning with the 1996 Annual Meeting, each individual who continues to serve as a non-employee Board member will receive an additional grant of a non-statutory stock option under the Option Plan to purchase 5,000 shares of Common Stock, provided such individual has been a member of the Board for at least six months.


                                          7.

    Each option grant under the Automatic Option Grant Program will be subject to the following terms and conditions:

    1. The option price per share will be equal to the fair market value per share of Common Stock on the automatic grant date and each option is to have a maximum term of ten years from the grant date. The initial options granted in connection with the Company's initial public offering had an exercise price of $13.00, the initial public offering price.

    2. Each automatic option grant will be immediately exercisable for all of the option shares; the shares purchasable under the option shall be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to full vesting. With respect to each initial grant, the repurchase right shall lapse and the optionee vest in four (4) equal annual installments from the grant date. Each annual grant shall vest upon the optionee's completion of one (1) year of Board service from the option grant date.

    3. The option will remain exercisable for a 12-month period following the optionee's termination of service as a Board member for any reason and may be exercised following the Board member's death by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) for which it is exercisable at the time of the optionee's cessation of Board service.

    4. The option shares will become fully vested in the event of a Corporate Transaction (as defined below) or a Change in Control (as defined below). The option shares will also become fully vested in the event of the optionee's cessation of Board service by reason of death or permanent disability.

    5. Upon the occurrence of a hostile tender offer, the optionee shall have a thirty (30) day period in which to surrender to the Company each automatic option which has been in effect for at least six (6) months and the optionee will in return be entitled to a cash distribution from the Company in an amount per canceled option share (whether or not the optionee is otherwise vested in those shares) equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.

    6. Option grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program. The remaining terms and conditions of the option will in general conform to the terms described below for option grants under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

     The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Committee will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Option Plan.

     In the event of a Corporate Transaction (as defined below), all of the Company's outstanding repurchase rights under the Stock Issuance Program will terminate automatically (and all the shares subject to such terminated rights will fully vest), unless such repurchase rights are assigned to the successor corporation. Any repurchase rights assigned will automatically terminate (and shares subject to such rights will fully vest) if the optionee's service is subsequently terminated by reason of an involuntary termination within eighteen
(18) months following the Corporate Transaction.


                                          8.

GENERAL PROVISIONS

     ACCELERATION OF OPTIONS/TERMINATION OF REPURCHASE RIGHTS. Upon the occurrence of either of the following transactions (a "Corporate Transaction"):

    (i) the sale, transfer, or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or

    (ii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction, each outstanding option under the Option Plan will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option shall not accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Committee at the time of the option grant. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

    Also upon a Corporate Transaction, the Company's outstanding repurchase rights applicable to options granted under the Discretionary Option Grant Program will terminate automatically unless assigned to the successor corporation.

    Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Company's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the involuntary termination.

     Upon the occurrence of the following transactions ("Change in Control"):

     (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires beneficial ownership of more than fifty percent (50%) of the Company's outstanding voting stock without the Board's recommendation, or

     (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of a proxy contest, to be comprised of individuals who
(a) have been Board members continuously since the beginning of such period or
(b) have been elected or nominated for selection as Board members by a majority of the Board in (a) who were still in office at the time such election or nomination was approved by the Board,

the Committee has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights. The Committee also has the discretion to terminate the Company's outstanding repurchase rights upon the subsequent termination of the optionee's service within a specified period following the Change in Control.


                                          9.

     The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

     VALUATION. For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market.
The closing price of the Common Stock on February 29, 1996 was $21.75 per share.

     CHANGES IN CAPITALIZATION. In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year, (iii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, (iv) the number and/or class of securities for which automatic option grants are to be subsequently made per director under the Automatic Option Grant Program and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder.

     Each outstanding option which is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and a per-participant basis.

     OPTION PLAN AMENDMENTS. The Board may amend or modify the Option Plan in any and all respects whatsoever. However, the Board may not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Option Plan (except in connection with certain changes in capitalization), (ii) materially modify the eligibility requirements for option grants, or (iii) otherwise materially increase the benefits accruing to participants under the Option Plan.

     Unless sooner terminated by the Board, the Option Plan will in all events terminate on March 31, 2005. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

     As of February 29, 1996 options covering approximately 1,315,000 shares were outstanding under the Option Plan, 815,000 shares remained available for future option grant, and 206,000 shares have been issued under the Option Plan. The expiration dates for all such options range from February 12, 2000 to January 16, 2006. In addition, in connection with the Merger, the Company assumed the outstanding options of ISS. Accordingly, under the ISS option plan as of February 29, 1996, options covering approximately 1,439,000 shares were outstanding.

NEW PLAN BENEFITS AND OPTION GRANT TABLE

     Because the Option Plan is discretionary, benefits to be received by individual optionees are not determinable. However, each of Messrs. Coxe and Kagle will receive an option grant to purchase 5,000 shares, and if elected Dr. Enomoto will receive an option grant to purchase 20,000 shares, under the Automatic Option Grant Program on the date of the Annual Meeting with an exercise price per share equal to the closing price per share of Common Stock on the date of that Annual Meeting. The table below shows, as to each of the Named Officers named in the Summary Compensation Table and the various indicated groups, (i) the number of shares of Common Stock for which options have been granted under the Option Plan (including options granted under the Predecessor


                                         10.

Plan), for the one (1)-year period ending December 31, 1995 plus the period through February 29, 1996 and (ii) the weighted average exercise price per share. No direct stock issuances have been made under the Option Plan to date.

                                                                   WEIGHTED
                                                                AVERAGE EXERCISE
                                                   NUMBER OF       PRICE OF
NAME AND POSITION                                OPTION SHARES   GRANTED OPTIONS
-----------------                                -------------  ----------------


Gerald C. Hsu. . . . . . . . . . . . . . . . . .     50,000           $.30
 President, Chief Executive Officer and
 Chairman of the Board of Directors
Y. Eric Cho. . . . . . . . . . . . . . . . . . .       --               --
 Senior Vice President of Corporate Operations,
 Secretary and Director
John P. Huyett . . . . . . . . . . . . . . . . .     67,500         $16.67
 Vice President of Financial & Administrative
 Services, Chief Financial Officer and Treasurer
Bruce E. Eastman . . . . . . . . . . . . . . . .     50,000           $.30
 Vice President of North American Operations
Edward R. Pupa . . . . . . . . . . . . . . . . .     67,500         $16.67
 Vice President of Strategic Accounts
All current executive officers as a group. . . .    352,500         $10.08
 (10 persons)
All current directors (other than executive  . .     40,000         $13.00
 officers) as a group (2 persons)
All employees, including current officers who       668,000         $10.72
 are not executive officers, as a group
 (195 persons)

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE OPTION PLAN

     Options granted under the Option Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

     INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal tax purposes, dispositions are divided into two categories:
(i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the


                                         11.

shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company's executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

          (i) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (b) the exercise price paid for the shares.

          (ii) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

          The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

          STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

     STOCK ISSUANCES. The tax principles applicable to direct stock issuances under the Option Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

ACCOUNTING TREATMENT

          Under present accounting principles, neither the grant nor the exercise of options issued with an exercise price equal to the fair market value of the option shares on the grant date will result in any charge to the


                                         12.

Company's earnings. However, the number of outstanding options may be a factor in determining the Company's reported earnings per share.

          Should one or more optionees be granted stock appreciation rights that have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged periodically against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from prior quarter-end will be accrued as compensation expense to the extent such fair market value is in excess of the aggregate exercise price in effect for such rights.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN.

             STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 29, 1996 certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors, and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.


                                              SHARES BENEFICIALLY OWNED(1)(2)
                                           -------------------------------------
BENEFICIAL OWNER                           NUMBER OF SHARES  PERCENTAGE OF CLASS
---------------------------------------    ----------------  -------------------

Amerindo Technology Growth Fund Inc. (3)       3,482,200             21.8%
  c/o Amerindo Investment Advisors, Inc.
  One Embarcadero Center, Suite 2300
  San Francisco, CA 94111
Technology Venture Investors-4, L.P. (4)       1,449,102              9.1
  2480 Sand Hill Road, Suite 101
  Menlo Park, CA 94025
Gerald C. Hsu (5)                                550,000              3.3
Y. Eric Cho                                      465,000              2.9
John P. Huyett (6)                                41,530               *
Edward R. Pupa (7)                                45,000               *
Bruce E. Eastman (8)                              50,750               *
Tench Coxe (9)                                    50,560               *
Robert C. Kagle (10)                           1,477,602              9.3

All directors and executive officers
  as a group (12 persons including
  those listed above) (11)                     3,817,655             22.8
-----------------------
*    Less than 1% of the outstanding shares of Common Stock.


                                         13.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within sixty
     (60) days after February 29, 1996.

(3) Based on Schedule 13G filed with the Securities and Exchange Commission as of December 2, 1995 and other information obtained by the Company, held sole voting power and sole dispositive power as to all of such shares.

(4) Includes 159,968 shares held by entities affiliated with Technology Venture Investors-4, L.P. ("TVI-4"). Mr. Kagle, a director of the Company, is a general partner of TVI Management-4, L.P. ("TVI Management"), which is the general partner of TVI-4. Mr. Kagle disclaims beneficial ownership of the shares held by TVI-4 and its affiliated entities except to the extent of his indirect pecuniary interest therein arising from his general partnership interest in TVI Management.

(5) Includes options exercisable into 520,000 shares of Common Stock under the Option Plan.

(6) Includes options exercisable into 40,500 shares of Common Stock under the Option Plan.

(7) Includes options exercisable into 45,000 shares of Common Stock under the Option Plan.

(8) Includes options exercisable into 50,000 shares of Common Stock under the Option Plan.

(9) Includes options exercisable into 20,000 shares of Common Stock under the Option Plan.

(10) Includes 1,449,102 shares held by TVI-4, as to which Mr. Kagle disclaims beneficial ownership except as set forth above. See Note (4). Also includes options exercisable into 20,000 shares of Common Stock under the Option Plan.

(11) Includes options exercisable into 774,250 shares of Common Stock under the Option Plan.

               EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     None of the Company's executive officers have employment or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

     The Compensation Committee has the authority under the 1995 Stock Option/Stock Issuance Plan to provide for the acceleration of vesting of the shares of Common Stock subject to the outstanding options held by the Chief Executive Officer and the Company's other executive officers under that Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a hostile take-over of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.


                                 CERTAIN TRANSACTIONS

     On June 7, 1995, Mr. Kagle, a member of the Company's Board of Directors, purchased 8,500 shares of Common Stock in the Company's initial public offering of Common Stock at the initial public offering price of $13.00 per share.

     On November 27, 1995, the Company acquired in a merger all the capital stock of Integrated Silicon Systems, Inc. ("ISS"), a North Carolina corporation, in exchange for approximately 6,371,678 shares of the


                                         14.

Common Stock of the Company. The purchase price and the other terms of the acquisition of ISS were negotiated at arms length by the management of the Company and the shareholders of ISS. As a result of this merger, the Company changed its name to Avant! Corporation from ArcSys, Inc.

                            COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company's Board of Directors (the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and to administer the Company's 1995 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus program to be in effect for the CEO. The CEO has the exclusive authority to establish the level of base salary payable to all other employees of the Company, including all executive officers, subject to the approval of the Committee. In addition, the CEO has the responsibility for approving the bonus programs to be in effect for all other executive officers and other key employees each fiscal year, subject to the approval of the Committee.

     For 1995, the process utilized by the CEO in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the CEO were informal surveys conducted by Copmany personnel among local companies. However, the CEO made the final compensation decisions concerning such officers.

     GENERAL COMPENSATION POLICY. The CEO's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the CEO's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

     In preparing the performance graph for this Proxy Statement, the Company has selected the Nasdaq Stock Market U.S. Total Return Index and the Nasdaq Computer & Data Processing Stocks Total Return Index for the Nasdaq Stock Market. The companies included in the Company's informal survey are not necessarily those included in the Indices, because they were determined not to be competitive with the Company for executive talent or because compensation information was not available to the Company.

     BASE SALARY. The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete for executive talent on the basis of informal surveys conducted by the Company.

     ANNUAL CASH BONUSES. Each executive officer has an established bonus target each fiscal year. The annual pool of bonuses for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year, a range for the executive's contribution and a measure of customer satisfaction. For 1995, the Company exceeded its performance targets. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives, with greater weight being given to achievement of corporate rather than functional objectives.

     LONG-TERM INCENTIVE COMPENSATION. During 1995, the Committee, in its discretion, made option grants to Gerald C. Hsu, and the CEO made option grants, with the approval of the Committee, to Bruce Eastman under the 1995 Stock Option/Stock Issuance Plan. Generally, a significant grant is made in the year that an officer commences employment and no grant is made in the second year. Generally, the size of each grant is set at a level that the CEO deems appropriate, subject to the approval of the Committee, to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the CEO's discretion.


                                         15.

     Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a four year period, contingent upon the executive officer's continued employment with the Company and the vesting schedule is adjusted to reflect existing grants to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

     CEO COMPENSATION. The annual base salary for Mr. Hsu, the Company's President and CEO, was established by the Committee in January 1996. The Committee's decision was made primarily on the basis of Mr. Hsu's personal performance of his duties.

     The remaining components of the CEO's 1995 incentive compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. The bonus paid to the CEO for 1995 was based on the same incentive plan for all other officers. Specifically, a target incentive was established at the beginning of the year using an agreed-upon formula based on Company revenue and profit before interest. Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit before interest. The option grant made to the CEO during 1995 was intended: (i) to reflect his prior service with the Company, (ii) to provide him a comparable ownership percentage in the Company compared to the other founding executives of the Company, (iii) to compensate him for leaving his prior publicly-held employer and joining the Company when it was still a privately-held company, and (iv) to place a significant portion of his total compensation at risk, because the options will have no value unless there is appreciation in the value of the Company's Common Stock over the option term.

     TAX LIMITATION. As a result of federal tax legislation enacted in 1993, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. This limitation will be in effect for all fiscal years of the Company beginning after the Company's initial public offering. The stockholders approved the Company's 1995 Stock Option/Stock Issuance Plan, which includes a provision that limits the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Accordingly, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1995 Stock Option/Stock Issuance Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 1996 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                                   Compensation Committee

                                   Tench Coxe
                                   Robert C. Kagle



             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed in April 1995, and the members of the Compensation Committee are Messrs. Coxe and Kagle. Neither of these individuals was at any time during 1995, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


                                         16.

                               STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between June 7, 1995 (the date the Company's Common Stock commenced public trading) and December 31, 1995 with the cumulative total return of (i) the Nasdaq Stock Market Total Return Index (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the Nasdaq Computer & Data Processing Stocks Total Return Index for the Nasdaq Stock Market ("Nasdaq CDP Index"), over the same period. This graph assumes the investment of $100.00 on June 7, 1995 in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index and the Nasdaq CDP Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from the Nasdaq Stock Market, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

           COMPARISON OF CUMULATIVE TOTAL RETURN AMONG AVANT! CORPORATION,
             THE NASDAQ STOCK MARKET-U.S. INDEX AND THE NASDAQ CDP INDEX

                                       [GRAPH]

     The Company effected its initial public offering on June 6, 1995 at a per share price of $13.00. The closing price of Common Stock on June 7, 1995, its first day of public trading, was $26.50 per share. The graph above commences with the first trading day closing price of $26.50 per share.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.


                                         17.

                    EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as such at the end of 1995 (collectively, the "Named Officers"), each of whose aggregate compensation for 1995 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.

                              SUMMARY COMPENSATION TABLE



                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                                                    NUMBER OF
                                                                                    SECURITIES
                                                       ANNUAL COMPENSATION          UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR    SALARY(1)     BONUS (1)        OPTIONS (2)     COMPENSATION(3)
---------------------------                  ----    ---------     ---------        -----------     ---------------
Gerald C. Hsu. . . . . . . . . . . . . . .   1995      150,000       250,000             50,000             --
  President, Chief Executive Officer and .   1994      118,750       100,000            500,000             --
  Chairman of the Board of Directors
Y. Eric Cho (4). . . . . . . . . . . . . .   1995       90,000       206,536               --               --
  Senior Vice President of Corporate . . .   1994       96,000       121,960               --               --
  Operations,  Secretary and Director
John P. Huyett . . . . . . . . . . . . . .   1995      150,000        95,000             67,500           16,500 (5)
   Vice President of Financial & . . . . .   1994      125,000       100,000             45,000            3,000
   Administrative Services, Chief Financial
  Officer and Treasurer
Bruce E. Eastman (4) . . . . . . . . . . .   1995       95,035       210,100             50,000             --
 Vice President of North American. . . . .   1994         --            --                 --               --
  Operations
Edward R. Pupa (4) . . . . . . . . . . . .   1995      125,000       135,000             67,500            3,000
  Vice President of Strategic Accounts . .   1994      100,000        75,000             37,500            3,000



----------

(1) Amounts in this column include amounts earned in the stated year but not paid or to be paid in the subsequent year. Also, includes amounts deferred under the 401(k) plan.

(2) The Company did not grant any stock appreciation rights or make any long-term incentive payments during the year covered by the table.

(3) Includes matching contributions by the Company to the 401(k) Plan on behalf of certain Named Officers.

(4) Bonus amounts include commissions earned in the current year.

(5) Includes reimbursed moving expenses of $13,500.


                                         18.

    The following table contains information concerning the stock option grants made to each of the Named Officers in 1995. No stock appreciation rights were granted to these individuals during such year.

                          OPTION GRANTS IN LAST FISCAL YEAR



                                       INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                     NUMBER OF    % OF TOTAL                                     VALUE AT ASSUMED
                    SECURITIES     OPTIONS                                     ANNUAL RATES OF STOCK
                    UNDERLYING    GRANTED TO   EXERCISE                         PRICE APPRECIATION
                     OPTIONS      EMPLOYEES      PRICE    EXPIRATION            FOR OPTION TERM(3)
    NAME             GRANTED       IN 1995     ($/SH)(2)     DATE        0%     5%($)       10%($)
    ----             -------       -------     ---------     ----        --     -----       ------
Gerald C. Hsu (1)      50,000        4.2%        $.30      3/10/05    $91,500  $570,113   $907,810
Y. Eric Cho             --            --          --         --          --        --        --
John P. Huyett        67,500         5.7         16.67     2/1/05        --   1,832,873  2,918,544
Bruce E. Eastman (1)   50,000        4.2           .30     3/10/05       --     570,113    907,810
Edward R. Pupa        67,500         5.7         16.67     2/1/05        --   1,832,873  2,918,544




----------

(1) The option is immediately exercisable, subject to deferral to satisfy tax limitations on exercisability, but any shares purchased under the option are subject to repurchase by the Company at the original exercise price paid per share upon optionee's cessation of service prior to vesting. The repurchase right lapses and the optionee vests as to 25% of the option shares one year from the grant date and the balance ratably upon optionee's completion of the next thirty-six (36) months of service thereafter.

(2) The exercise price for the option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the Company's repurchase right with respect to the unvested option shares is transferred to the acquiring entity.

(3) The potential realizable value of the options reported above was calculated by assuming that the market price of the Common Stock of the Company appreciates 5% and 10% from the date of grant of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The Company chose not to report the present value of the options, because the Company does not believe any formula will determine with reasonable accuracy a present value of the options, because of unknown or volatile factors. The actual value realized from the options could be substantially higher or lower than the values reported above, depending upon the future appreciation or depreciation of the Common Stock during the option period and the timing of exercise of the options. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.


                                         19.

    The following table sets forth information concerning option exercises in 1995 and option holdings as of the end of 1995 with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

                    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTION VALUES



                                                                          NUMBER OF
                                        VALUE REALIZED              SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                         SHARES        (MARKET PRICE AT              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                       ACQUIRED ON       EXERCISE LESS                    AT FY-END (#)            AT FY-END($)(1)(3)
NAME                    EXERCISE       EXERCISE PRICE) (1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                    --------       -------------------      -----------   -------------   -----------    -------------
Gerald C. Hsu (2)        30,000             $381,000              520,000           --        $9,854,000          --
Y. Eric Cho                --                  --                   --              --            --              --
John P. Huyett           26,250              339,580                3,000         97,500          29,760       $471,750
Bruce E. Eastman (2)       --                  --                   --              --             --             --
Edward R. Pupa           12,500              114,579               10,000         92,500         190,100        422,150




(1) Upon exercise of the options, an option holder did not receive the amount reported above under the column "Value Realized." The amounts reported above under the column "Value Realized" merely reflect the amount by which the fair market value of the Common Stock of the Company on the date the option was exercised exceeded the exercise price of the option. The option holder does not realize any cash until the shares of Common Stock issued upon exercise of the options are sold.

(2) The options are immediately exercisable for all the option shares but any shares purchased thereunder will be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service to the Company prior to vesting in such shares. As of December 31, 1996, the repurchase right had lapsed as to approximately 225,000 option shares for Mr. Hsu.

(3) Based on the closing price of the Common Stock of the Company at December 31, 1995, as reported on the Nasdaq National Market, of $19.25 per share, less the exercise price payable for such shares.

    BONUS PLAN. In 1995, the Company instituted a bonus program pursuant to which bonuses will be paid to executive officers based on individual and Company performance targets. In addition, all non-executive employees will receive year-end bonuses if the Company meets its performance targets.


                                         20.

                   DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

    The following is a description of the Company's Employee Stock Purchase
Plan (the "Purchase Plan"). The Purchase Plan was adopted by the Board of Directors ("Board") in April 1995 and approved by the stockholders in May 1995. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code (the "Code"). This description is being given to satisfy the requirements of Rule 16b-3(b)(2) under the federal securities laws in order to ensure the favorable treatment of Rule 16b-3 for the officers participating in the Purchase Plan. Rule 16b-3 exempts acquisitions of Common Stock under the Purchase Plan from liability under the federal securities law rules which prohibit short-swing trading by executive officers.

    The following summary of certain Purchase Plan provisions is qualified, in its entirety, by reference to the Purchase Plan. Copies of the Purchase Plan document may be obtained by a stockholder upon written request to the Corporate Secretary at the executive offices in Sunnyvale, California.

    PURPOSE. The purpose of the Purchase Plan is to provide employees of the Company and designated parent or subsidiary corporations (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing Common Stock of the Company through payroll deductions. The Company is the only Participating Company in the Purchase Plan.

     The Purchase Plan is intended to benefit the Company as well as its stockholders and employees. The Purchase Plan gives employees an opportunity to purchase shares of Common Stock at a favorable price. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the Purchase Plan.

    ADMINISTRATION. The Purchase Plan is administered by the Compensation Committee of the Board (the "Committee"). All costs and expenses incurred in plan administration will be paid by the Company without charge to participants. All cash proceeds received by the Company from payroll deductions under the Purchase Plan shall be credited to a non-interest bearing book account.

    SHARES AND TERMS. The stock issuable under the Purchase Plan is the Company's authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock that may be issued in the aggregate under the Purchase Plan is 250,000, adjusted as described in the "Adjustment" section of this description. Common Stock subject to a terminated purchase right shall be available for purchase pursuant to purchase rights subsequently granted.

    ADJUSTMENTS. If any change in the Common Stock occurs (through recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments shall be made by the Company to the class and maximum number of shares subject to the Purchase Plan, to the class and maximum number of shares purchasable by each participant on any one purchase date, and to the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

    ELIGIBILITY. Generally, any individual who is customarily employed by a Participating Company more than twenty (20) hours per week and for more than five months per calendar year is eligible to participate in the Purchase Plan. Approximately 205 employees (including 10 officers) were eligible to participate in the Purchase Plan as of February 29, 1996.

    OFFERING PERIODS. The Purchase Plan is implemented by offering periods which generally have a duration of twenty-four months; each offering period is comprised of a series of one or more successive purchase periods, which will have a duration of six (6) months. The first offering period began on the date of execution of the underwriting agreement in connection with the Company's initial public offering and will end on May 30, 1997; the


                                         21.

next offering period will commence on June 2, 1997 and will end on the last business day in May 1999, unless terminated earlier. The initial purchase period under the initial offering period ended on November 30, 1995 and the subsequent purchase periods will end on May 31, 1996, November 29, 1996, and May 30, 1997. The Committee in its discretion may vary the beginning date and ending date of the offering periods prior to their commencement, provided no offering period shall exceed twenty-four (24) months in length.

     The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

    PURCHASE PRICE. The purchase price per share under the Purchase Plan is 85% of the lower of (i) the fair market value of a share of Common Stock on the first day of the applicable offering period or, if later, the participant's entry date into the offering period, or (ii) the fair market value of a share of Common Stock on the purchase date. However, if the participant's entry date is not the first day of the applicable offering period, the clause (i) amount will not be less than the fair market value of a share of Common Stock on the start date of such offering period. Generally, the fair market value of the Common Stock on a given date is the closing price of the Common Stock, as reported on the Nasdaq National Market. The market value of the Common Stock as reported on the Nasdaq National Market as of February 29, 1996, was $21.75 per share.

    LIMITATIONS. The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

    1. No purchase right shall be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its parent or subsidiary corporations.

    2. In no event shall a participant be permitted to purchase more than 750 shares on any one purchase date.

    3. The right to purchase Common Stock under the Purchase Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) in an offering intended to qualify under Section 423 of the Code may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

    The purchase right shall be exercisable only by the Participant during the Participant's lifetime and shall not be assignable or transferable by the Participant.

    PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS. Payment for shares by participants shall be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed 15% of a participant's base salary paid during a purchase period. Base salary for this purpose means the regular base salary paid to a participant and includes elective contributions that are not includable in income under Code Sections 125 or 401(k) but excludes all bonuses, overtime, commissions, and other contributions made on the participant's behalf by the Company under an employee benefit or welfare plan (other than 125 or 401(k) contributions).

     The participant will receive a purchase right for each offering period in which he or she participates to purchase up to the number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the "Limitations" section). No fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the Purchase Plan.


                                         22.

    TERMINATION AND CHANGE TO PAYROLL DEDUCTIONS. A purchase right shall terminate at the end of the offering period or earlier if (i) the participant terminates employment and then any payroll deductions which the participant may have made with respect to a terminated purchase right will be refunded or (ii) the participant elects to withdraw from the Purchase Plan. Any payroll deductions which the participant may have made with respect to a terminated purchase right under clause (ii) will be refunded unless the participant elects to have the funds applied to the purchase of shares on the next purchase date. Unless a participant has irrevocably elected otherwise, he or she may decrease his or her deductions once during a purchase period.

    AMENDMENT AND TERMINATION. The Purchase Plan shall continue in effect until the earlier of (i) the last business day in May 2005, (ii) the date on which all shares available for issuance under the Purchase Plan shall have been issued or (iii) a Corporate Transaction, unless the Purchase Plan is earlier terminated by the Board in its discretion.

     The Board may at any time alter, amend, suspend or discontinue the Purchase Plan, provided that, without the approval of the stockholders, no such action may (i) alter the purchase price formula so as to reduce the purchase price payable for shares under the Purchase Plan, (ii) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant, or (iii) materially increase the benefits accruing to participants under the Purchase Plan or materially modify the eligibility requirements.

     In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to terminate the Purchase Plan immediately following any six-month purchase period. If such right is exercised by the Board, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised, and no further payroll deductions shall thereafter be collected under the Purchase Plan.

    CORPORATE TRANSACTION. In the event of (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company (a "Corporate Transaction"), each purchase right under the Purchase Plan will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the offering period. The purchase price per share shall be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the start date of the offering period (or on the participant's entry date, if later) or (2) the fair market value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, if the participant's entry date is not the first day of the applicable offering period, the clause (i) amount will not be less than the fair market value of a share of Common Stock on the start date of such offering period. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

     The grant of purchase rights under the Purchase Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    PRORATION OF PURCHASE RIGHTS.  If the total number of shares of Common
Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the Purchase Plan, the Committee shall make a pro rata allocation of the shares remaining.

    FEDERAL INCOME TAX CONSEQUENCES. The following is a general description of certain federal income tax consequences of the Purchase Plan. This description does not purport to be complete.

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Under a plan which so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.


                                         23.

     A sale or other disposition of the purchased shares will be a disqualifying disposition if made before the later of two years after the start of the offering period in which such shares were acquired or one year after the shares are purchased. If the participant makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares.

     Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one (1) year following the date of purchase under the Purchase Plan.

     The foregoing is only a summary of the federal income taxation consequences to the participant and the Company with respect to the shares purchased under the Purchase Plan. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

    NEW PURCHASE PLAN BENEFITS. Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, awards under the Purchase Plan for the current fiscal year are not determinable. However, in the purchase period that ended on November 30, 1995, Mr. Eastman purchased 750 shares of Common Stock at a purchase price of $11.05 per share, and Mr. Huyett purchased 653 shares of Common Stock at an average purchase price of $15.31 per share; and all executive officers as a group purchased 1,403 shares. In addition, Mr. Eastman has the right to purchase an annual maximum of $25,000 worth of Common Stock at a price that will not exceed approximately $11.05 per share, and Mr. Huyett has the right to purchase an annual maximum of $25,000 worth of Common Stock at a price that will not exceed approximately $34.00 per share, on each of the May 31, 1996, November 29, 1996 and May 30, 1997 purchase dates.


                                         24.

                                    PROPOSAL NO. 3

               AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION


     On April 15, 1996, the Board authorized an amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.0001 per share ("Common Stock"), from 25,000,000 to 50,000,000. The stockholders are being asked to approve this proposed amendment. As of February 29, 1996, 15,947,828 shares of Common Stock were issued and outstanding and 4,022,983 shares were reserved for issuance under the Company's Option Plan and Purchase Plan, and the ISS Option Plan.

     The Board believes that the proposed increase is desirable so that, as the need may arise, the Company will have more flexibility to issue shares of Common Stock without the expense and delay of a special stockholders' meeting, in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes.

     Authorized but unissued shares of the Company's Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law or stock exchange policies.

     The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION.                 ---

                                    PROPOSAL NO. 4

                       RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the year ending December 31, 1996. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of KPMG Peat Marwick LLP.


                                         25.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

     In November 1995, the Company appointed KPMG Peat Marwick LLP to replace Coopers & Lybrand L.L.P. as its principal accountants. There were no disagreements with the former accountants during any prior period preceding their replacement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the former accountants' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Coopers & Lybrand L.L.P. issued an unqualified opinion on the 1993 and 1994 financial statements. The Company did not consult with KPMG Peat Marwick LLP on any accounting or financial reporting matters in the two years prior to their appointment. KPMG Peat Marwick LLP has audited the Company's financial statements for the year ended December 31, 1995. The change in accountants was approved by the Audit Committee of the Board of Directors.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1996.

                  COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1995 transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1995 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such year were met in a timely manner by its executive officers, Board members and greater than 10% stockholders.

                                      FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR 1995, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO AVANT! CORPORATION, 1208 EAST ARQUES AVENUE, SUNNYVALE, CALIFORNIA 94086, ATTN: TONY TROUSETT, INVESTOR RELATIONS.

                    STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the 1997 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than January 16, 1997 in


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

order to be included. Such stockholder proposals should be addressed to Avant! Corporation, 1208 East Arques Avenue, Sunnyvale, California 94086, Attn: Tony Trousett, Investor Relations.

                                    OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                  BY ORDER OF THE BOARD OF DIRECTORS,


                                  /s/Y. Eric Cho

                                  Y. Eric Cho
                                  SECRETARY

Sunnyvale, California
April 29, 1996



WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.


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